Exhibit 99.1

M/I Homes
Announces New $200 Million Unsecured Revolving Credit Facility

COLUMBUS, Ohio (July 19, 2013) - M/I Homes, Inc. (NYSE: MHO) announced that it entered into a new three-year $200 million unsecured revolving credit facility with a group of nine banks led by J.P. Morgan Securities LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners. The new credit facility replaces the Company's previous $140 million secured revolving credit facility that was scheduled to mature in December 2014.
PNC Bank, National Association, will serve as Administrative Agent. Banks participating in the new credit facility include JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Citibank, N.A., Comerica Bank, The Huntington National Bank and U.S. Bank National Association, as Co-Documentation Agents, and Regions Bank and Texas Capital Bank, National Association, as Lenders. Upon the closing of the new credit facility on July 18, 2013, there were $14.5 million of letters of credit and no borrowings outstanding under the facility. The new credit facility includes a letter of credit sublimit of $100 million, and has an uncommitted $25 million accordion feature which could increase the aggregate commitment amount of the credit facility to $225 million, subject to certain conditions and the availability of additional bank commitments.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “This new credit facility will provide us with additional financial flexibility. We appreciate the support of this strong group of banking partners, many of whom have maintained relationships with M/I Homes for more than a decade. We believe the commitment of these banks is a reflection of the company's improved financial performance, strong balance sheet and low leverage, and is also a testament to our success in managing through the downturn over the past several years.”
M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 84,500 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Homes, and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Houston, Austin and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
Contact Information - M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227